UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) September 21, 2004

Commission File Number 1-9947

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-0853807
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

5 Waterside Crossing Windsor, Connecticut	06095
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (860) 298-9692

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)          Friedrick K.M. Bohm has been elected as a Director of TRC Companies, Inc.  Mr. Bohm currently serves as the Chairman of NBBJ, an architectural design firm, located in Columbus, Ohio.  Mr. Bohm becomes the Company’s sixth Director and fifth outside Director.

Mr. Bohm will serve on the Nominating and Corporate Governance and Compensation committees of the Board of Directors.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2004	TRC Companies, Inc.

	By:	/s/ Harold C. Elston, Jr.
Harold C. Elston, Jr.
Senior Vice President and
Chief Financial Officer